UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015 (June 4, 2015)

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., STE 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2015 (the “Closing Date”), Spindle, Inc., a Nevada corporation (“Spindle”), entered into an Asset Purchase Agreement (the “Agreement”) with C&H Financial Services, Inc., an Illinois corporation (“C&H”), pursuant to which Spindle agreed to sell all of the assets, which primarily include the rights and obligations to Spindle’s high risk merchant services portfolio revenue derived from the residual contract revenue asset (the “Asset Sale”) that Spindle acquired from Parallel Solutions Inc. in December 2012, which have been used in connection with Spindle’s business of facilitating electronic payment processing services to merchants (the “Assets”). In connection with the Asset Sale, C&H agreed to assume payment obligations of certain residual fees connected to such Assets.

As consideration for the Assets, C&H agreed to pay cash consideration equal to (a) $678,366 due on the Closing Date or in multiple installments after the Closing Date, as may be elected by C&H in its sole discretion, in amounts equal to mutually agreed upon percentages of certain contracts, included in the Assets, at such times Spindle obtains required third party assignments or consents for each contract (the “Closing Payment”), and (b) $75,374 (the "Earn-Out”) payable one year from the Closing Date upon the satisfaction of certain conditions set forth in the Agreement, including (i) a decrease of no more than 15% of the net revenue generated from the Assets for the 12 months following the Closing Date as compared to the net revenue from the prior 12 months and (ii) Spindle’s performance of its obligations under the Agreement.

The above description is qualified in its entirety by reference to the complete Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As of June 4, 2015, Spindle consummated the sale of the Assets, subject to the terms and conditions of the Agreement. C&H elected to pay the Closing Payment in multiple installments.  As of June 4, 2015, Spindle received $418,751 of the Closing Payment. The information disclosed in Item 1.01 of this Current Report is incorporated herein by reference. Other than in respect of the transaction contemplated by the Agreement, there is no material relationship between C&H and Spindle or any of its affiliates, or any director or officer of Spindle, or any associate of any such director or officer.

The above description is qualified in its entirety by reference to the complete Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of Spindle, which reflect the disposition described in Item 2.01, are furnished as Exhibit 99.1 to this current report on Form 8-K and are incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
2.1*

Asset Purchase Agreement, dated as of June 4, 2015, between Spindle, Inc., and C&H Financial Services, Inc. The exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.

99.1*	Pro Forma Financial Statements.

*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: June 10, 2015	By:	/s/ William Clark
William Clark
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Asset Purchase Agreement, dated as of June 4, 2015, between Spindle, Inc., and C&H Financial Services, Inc. The exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.

99.1*	Pro Forma Financial Statements.

*   Filed herewith.

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